                                 SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (As Permitted by
[X]  Definitive Proxy Statement                Rule 14A-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                TARANTELLA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                           [LOGO] Logo of Tarantella

                               -----------------

                   Notice Of Annual Meeting Of Shareholders
                         To Be Held February 21, 2002

                               -----------------

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TARANTELLA, INC., a California corporation (the "Company"), will be held on Thursday, February 21, 2002, at 3:00 p.m., local time, at the Company's headquarters located at 425 Encinal Street, Santa Cruz, California, 95060, for the following purposes:

      1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

      2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance under the Purchase Plan by 250,000 shares.

      3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending September 30, 2002.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on December 31, 2001 are entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to cast your vote via the telephone or the Internet. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Steven M. Sabbath
                                          Secretary

Santa Cruz, California
January 21, 2002

                            YOUR VOTE IS IMPORTANT.

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR COMPLETE YOUR PROXY VIA THE TELEPHONE OR THE INTERNET.

                               TARANTELLA, INC.

                               -----------------

                           PROXY STATEMENT FOR 2002
                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Tarantella, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, February 21, 2002, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 425 Encinal Street, Santa Cruz, California, 95060, and its telephone number at that location is (831) 427-7222.

   These proxy solicitation materials and the Annual Report to Shareholders for the year ended September 30, 2001, including financial statements, were first mailed on or about January 22, 2002 to all shareholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Shareholders of record at the close of business on December 31, 2001 (the "Record Date"), are entitled to notice of and to vote at the meeting. At the Record Date, 40,134,488 shares of the Company's Common Stock, were issued and outstanding. No shares of the Company's authorized Preferred Stock were outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted for the slate of directors described herein, for proposals two and three and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgement of the proxy holders.

Voting and Solicitation

   Each shareholder is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven (7) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

   The Company will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, the Company and its agents also may solicit proxies by mail, telephone, telegraph, e-mail or in person. The Company has retained a proxy solicitation firm, Morrow & Company, Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to approximately $5,500. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's common stock to forward copies of the proxy and other soliciting material to persons for whom they hold shares of the Company's common stock and to request authority for the exercise of proxies. In these cases, the Company, upon the request of the record holders, will reimburse the holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally, by telephone or by e-mail.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes, shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes"), will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

Deadline for Receipt of Shareholder Proposals

   Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented for consideration at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than September 21, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2002 Annual Meeting. If a shareholder intends to submit a proposal at the 2003 Annual Meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than November 30, 2002. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

   A board of seven (7) directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven (7) nominees named below, all of which are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

   If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected to the Board of Directors (the "Board"). Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present.

Nominee

   The names of the Company's nominees and certain information about them are set forth below:

                                                                                         Director
       Name                          Age         Position with the Company                Since
       ----                          ---         -------------------------               --------
Alok Mohan(1)....................... 53  Chairman                                          1994
Douglas L. Michels.................. 47  President, Chief Executive Officer and Director   1979
Robert M. McClure(2)................ 66  Director                                          1993
Gilbert P. Williamson(1)............ 64  Director                                          1993
R. Duff Thompson(2)................. 50  Director                                          1995
Ronald Lachman(1)................... 45  Director                                          1996
Ninian Eadie(2)..................... 64  Director                                          1996

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   Mr. Mohan became Chairman of the Board of Directors in April 1998. Prior to this appointment, he served as President since December 1994 and as Chief Executive Officer from July 1995 until April 1998. In December 1994, he was elected as a director and assumed the position of President and Chief Operating Officer. Prior to this appointment, beginning in May 1994, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer. Prior to joining the Company, Mr. Mohan was employed with NCR Corporation, where he served as Vice President and General Manager of the Workstation Products Division, from January 1990 until July 1993 before assuming the position of Vice President of Strategic Planning and Controller, with responsibility for financial planning and analysis as well as worldwide reporting from July 1993 to May 1994. Mr. Mohan serves as a director of Rainmaker Systems, Inc. and Caldera International, Inc. He also serves on the Board of Directors of the following private companies: Crystal Graphics, Metering Technology Corporation, Alpine Microsystems, and Clickguide.

   Mr. Michels was named President and Chief Executive Officer in April 1998. Mr. Michels was the principal architect of the Company's technology strategy and served as the head of product development between June 1997 and April 1998 and as Chief Technical Officer between February 1993 and June 1997. Mr. Michels has served as a director of the Company since 1979 and served as the Company's Executive Vice President between 1979, when he co-founded the Company, and April 1998. Mr. Michels serves on the Board of Directors of FastNet and Arete, Corp.

   Dr. McClure became a director of the Company in May 1993. From 1978 until 2001 he served as President of Unidot, Inc., which he founded to specialize in the design of sophisticated computer software and hardware for equipment manufacturers worldwide. Dr. McClure serves as a director of General Automation, Inc., and Arete, Corp.

   Mr. Williamson became a director of the Company in May 1993. From September 1991 until May 1993, he served as Chairman of the Board and Chief Executive Officer of NCR Corporation, and also served as a member of the Board of Directors of AT&T. He retired from NCR and the AT&T board of directors in May 1993. From January 1989 until September 1991, he served as President of NCR and as a director, and prior to that time served as Executive Vice President for marketing at NCR for three years. Mr. Williamson is also a director of Fifth-Third Bank of Western Ohio headquartered in Dayton, Ohio. He also serves on the Board of Directors of two private companies: Dean Investments and French Oil Mill Machinery.

   Mr. Thompson was appointed as a director of the Company in December 1995. Mr. Thompson is Managing General Partner of EsNet, Ltd., an investment group which is active in both technology and real estate ventures. From June 1994 to January 1996, he served as Senior Vice President of the Corporate Development Group of Novell, Inc. Prior to that time, he served as Executive Vice President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Duncan & Nebeker. Mr. Thompson is a former Chairman of the Board of the Business Software Alliance, the principal software industry association dealing with software industry issues, including copyright protection and public policy. He also serves on the Board of Caldera International, Inc., Syzygy AG, a Neuer Markt company (Frankfurt, Germany) and serves on the Board of O2 Blue, Inc., a private company.

   Mr. Lachman became a director of the Company in February 1996. He is a partner of Lachman Goldman Ventures, a venture capital company that helps co-found and invest in internet infrastructure technology ventures including Sandpiper/Digital Island, Connected Corporation, UltraDNS, Catbird Networks, Talarian, duoDesign, Centergate, Whitehat/ACG and a number of other companies. Mr. Lachman has helped co-found or sits on the board of several of these companies. He founded Lachman Associates in January 1975 and served as its President from January 1975 until June 1989. In January of 1993 he founded Lachman Technology, serving as its President from January 1993 until May 1994. Both Lachman companies developed networking software shipped with most UNIX servers. Mr. Lachman served as Executive Vice President of Interactive Systems, a Kodak Company, from June 1989 through the end of 1992.

   Mr. Eadie became a director of the Company in April 1996. He retired from International Computers Limited ("ICL") in April 1997. Mr. Eadie served as ICL's Group Executive Director, Technology, from January 1994 until July 1996, where he was responsible for research, development, manufacturing and third party distribution of all ICL products. Prior to that he served as President of ICL Europe from January 1990 until January 1994 and from May 1988 until January 1990 he served as President, ICL International. Mr. Eadie served on ICL's Board of Directors from 1984 until 1997, and was a member of ICL's Executive Management Committee from 1988 until 1997. He was a member of the SCO (UK) Advisory Board from June 1994 until his appointment to the Company's Board in April 1996.

   There is no family relationship between any director or executive officer of the Company.

Board Meetings and Committees

   The Board of Directors of the Company held a total of eleven (11) meetings during fiscal year 2001, seven (7) of which were held by telephone conference call. Each director attended at least seventy-five percent (75%) of the cumulative meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee, an Audit Committee, an Investment Committee, and a Stock Option Committee. The Board of Directors has no nominating committee or any committee performing such functions.

   The Compensation Committee, which consisted of directors Ronald Lachman, Alok Mohan and Gilbert Williamson at the end of fiscal year 2001, met one (1) time during the fiscal year. Their successors on the Compensation Committee will be determined at the Board meeting following the 2002 annual shareholder meeting. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers of the Company and administers various incentive compensation and benefit plans. A report of the Compensation Committee for the fiscal year ended September 30, 2001, is included later in this Proxy.

   The Audit Committee, which consisted of directors Ninian Eadie, Robert McClure and R. Duff Thompson at the end of fiscal year 2001, met six (6) times during the fiscal year. Their successors on the Audit Committee will be determined at the Board meeting following the annual shareholder meeting. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. In addition, the Audit Committee reviews the qualifications of our independent accountants, makes recommendations to the Board of Directors regarding the selection of our auditors, and reviews the scope, fees and results of activities related to audit and non-audit services. The Audit Committee has adopted a written charter and each member of the Committee is "independent" as defined under the National Association of Securities Dealer's listing standards. A report of the Audit Committee for the fiscal year ended September 30, 2001 is included later in this Proxy.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Michels, who served as President and Chief Executive Officer of the Company during fiscal year 2001, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. Mr. Michels has participated in the discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Michels has been excluded from discussions and decisions regarding his own salary and incentive compensation. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving as a member of the Company's Board of Directors or compensation committee ("Interlock"). There are no Interlocks between the Company's Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

                                 PROPOSAL TWO
        APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

General

   The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in March 1993 and approved by its shareholders in May 1993 and is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). A total of 1,196,466 shares of Common Stock are currently reserved for future issuance under the Purchase Plan.

Amendment to Increase the Number of Shares Reserved for Issuance Under the Purchase Plan

   On November 13, 2001, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares to an aggregate of 5,250,000 shares. As of the Record Date, 5,000,000 shares were reserved for issuance under the Purchase Plan, of which 3,803,534 shares had been issued.

   The Board of Directors believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. The Board of Directors believes that the shares remaining available for issuance pursuant to the Purchase Plan are insufficient for such purpose. Accordingly, at the Annual Meeting the shareholders are being requested to consider and to approve the amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares. A summary of the principal terms of the Purchase Plan is located in Appendix A to this Proxy Statement.

Vote Required and Board of Directors Recommendation

   The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Purchase Plan. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

   The Board of Directors unanimously recommends a vote "FOR" the amendment to the Purchase Plan.

                                PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   On May 4, 2001, the Company dismissed PricewaterhouseCoopers LLP, the Company's principal independent accountants, effective upon completion of PricewaterhouseCoopers' services with respect to the Company's Form S-4 and Form 10-Q for the quarter ended March 31, 2001. The decision to change accountants was recommended by the audit committee of the Board of Directors and approved by the Board of Directors.

   PricewaterhouseCoopers LLP's and Deloitte & Touche LLP's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years, there have been no disagreements with PricewaterhouseCoopers LLP or Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers LLP or Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

   The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

   Deloitte & Touche LLP has audited the Company's financial statements since May 15, 2001. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

   The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of our consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended September 30, 2001 were $199,080.

   The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their audit of our consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended September 30, 2001 were $50,000.

Financial Information Systems Design and Implementation Fees

   Neither Deloitte & Touche LLP nor PricewaterhouseCoopers LLP provided any services related to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All Other Fees

   The aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year ended September 30, 2001 were $171,387 for audit related services which included review of SEC registration statements, issuance of comfort letters and consents and consultations related to acquisitions. There were no fees billed for non-audit services.

   The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended September 30, 2001 were $969,188 for audit related services which included review of SEC registration statements, issuance of comfort letters and consents and consultations related to acquisition. There were no fees billed for non-audit services

Review of Auditor Independence

   The Audit Committee of the Board of Directors has considered whether the provisions of non-audit services by Deloitte and Touche is compatible with maintaining Deloitte and Touche's independence as the Company's principal auditor.

Required Vote

   The affirmative vote of the holders of a majority of the Votes Cast is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

   The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent public accountants.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of its Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal shareholders. Except as other wise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Unless otherwise indicated, the address for each shareholder on this table is c/o Tarantella, Inc., 425 Encinal Street, Santa Cruz, California 95061-1900.

                                                                               Common
                                                                               Stock     Approximate
                                                                            Beneficially Percentage
    Five Percent Shareholders, Directors And Certain Executive Officers        Owned      Owned(1)
    -------------------------------------------------------------------     ------------ -----------
Douglas L. Michels(2)......................................................  4,672,484      11.33%
Alok Mohan(3)..............................................................    801,025       1.96
Robert M. McClure(4).......................................................    189,582          *
Gilbert P. Williamson(5)...................................................    184,250          *
R. Duff Thompson(6)........................................................     77,750          *
Ninian Eadie(7)............................................................    154,750          *
Ronald Lachman(8)..........................................................    288,750          *
Randall Bresee(9)..........................................................    352,246          *
Steven M. Sabbath(10)......................................................    440,893       1.09
Geoff Seabrook(11).........................................................    412,681       1.02
David McCrabb(12)..........................................................    770,209       1.88
  17600 Bruce Avenue
  Los Gatos, CA 95030
James Wilt(13).............................................................    626,776       1.55
  P.O. Box 681908
  Franklin, TN 37068
All directors, executive officers and former executive officers as a group
  (12 persons)(14).........................................................  8,971,396      19.13

--------
  *  Less than one percent
 (1) Applicable percentage of ownership is based on shares of Common Stock outstanding as of the Record Date together with applicable options held by such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within sixty (60) days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (2) Includes 1,089,084 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Includes 75,000 shares gifted to the J3D Family Partnership, of which Douglas Michels is the general partner; and 355,000 shares in a trust account established by Mr. Michels' late father, Lawrence Michels, of which Douglas Michels is the trustee.
 (3) Includes 741,190 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
 (4) Includes 186,250 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.

 (5) Represents 184,250 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
 (6) Represents 77,750 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
 (7) Represents 154,750 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
 (8) Includes 134,750 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Also includes 24,000 shares in trust accounts established for the benefit of his minor children of which Mr. Lachman is a trustee. In addition, 5,000 shares are also held by the Ronald and Mary Ann Lachman Foundation of which Mr. Lachman is a director; Mr. Lachman disclaims beneficial ownership of these shares.
 (9) Includes 347,210 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(10) Represents 420,668 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(11) Includes 403,681 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date.
(12) Includes 756,000 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Mr. McCrabb left the Company effective May 4, 2001.
(13) Includes 415,100 shares issuable upon exercise of options to purchase shares of Common Stock that are exercisable within sixty (60) days after the Record Date. Mr. Wilt left the Company effective May 31, 2001.
(14) Includes 4,910,683 shares issuable upon exercise of options to purchase shares of Common Stock granted to executive officers, former executive officers and directors of the Company that are exercisable within sixty
     (60) days after the Record Date.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

                          Summary Compensation Table

   The following table sets forth the compensation paid by the Company during the three fiscal years to (i) the Company's Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers of the Company, whose salary plus bonus exceeded $100,000 in fiscal year 2001:

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                                Annual Compensation               Awards
                                      -------------------------------------     Securities   All Other
                                                                Other Annual    Underlying  Compensation
Name and Principal Position      Year Salary($)(1) Bonus($)(2) Compensation($)  Options(#)     ($)(3)
---------------------------      ---- ------------ ----------- --------------- ------------ ------------
Douglas L. Michels.............. 2001   $345,680    $111,511       $   300(4)     150,000     $593,967
  President, Chief               2000    341,495     167,933         6,662(5)     175,000        3,000
  Executive Officer              1999    298,592     148,128           560(6)     175,000        3,000

Randall Bresee(7)............... 2001    220,931      70,786         1,741(8)     125,000      331,270
  Senior Vice President,         2000     85,462      44,626         1,549(8)     300,000           --
  Chief Financial Officer

Steven M. Sabbath............... 2001    230,264      73,813           531(8)      75,000      347,595
  Senior Vice President,         2000    228,762      57,289         4,648(8)      50,000        3,000
  Law and Corporate              1999    216,198     116,516         4,153(8)      50,000        3,000
  Affairs and Secretary

Geoff Seabrook.................. 2001    188,663      68,202        77,680(9)      75,000      284,592
  Senior Vice President,         2000    195,457      54,191        37,447(9)      50,000       24,046
  Corporate Development          1999    191,595      93,288        42,732(9)      50,000       20,367

David McCrabb(10)............... 2001    136,753     170,072         5,883(8)          --      375,411
  Former Executive Vice          2000    225,961         882         5,755(8)          --        5,755
  President, and President,      1999    200,069     319,915         5,749(8)     125,000          245
  Server Division

James Wilt(11).................. 2001    189,377      28,416            --             --      331,134
  Former Senior Vice President   2000    238,283      51,631            --             --           --
  and President, Professional    1999    214,273     117,559            --         75,000           --
  Services Division

--------
 (1) Includes salary earned in the applicable fiscal year but paid or to be paid in the following fiscal year.
 (2) The Company pays bonuses to executive officers as determined by the Board of Directors. The bonuses for each executive officer are based on the officer's base salary, the Company's financial performance, and individual performance during the fiscal year. Includes bonuses earned in the applicable fiscal year but paid or to be paid in the following fiscal year.
 (3) The dollar amounts in this column include "Change in Control" payments made in 2001 in the following amounts: Mr. Michels $590,967; Mr. Bresee $331,270; Mr. Sabbath $344,595; Mr. Seabrook $261,004; Mr. McCrabb
     $372,411; and Mr. Wilt in the amount of $331,134. In addition, the dollar amounts in this column include 401(k) contributions for the following persons in the amount of $3,000 for 2001, 2000, and 1999 paid by the Company on behalf of Mr. Michels, Mr. Bresee, Mr. Sabbath; and $3,000 for 2001, $5,755 for 2000 and $245 for 1999 for Mr. McCrabb. It also includes car allowance for Mr. Seabrook in the following amounts for 2001 $23,588, for 2000 $24,046, and for 1999 $20,367.
 (4) Represents annual airline club membership fees.
 (5) Includes annual airline club membership fees ($662) and estate planning services ($6,000).
 (6) Represents annual airline club membership fees.

 (7) Randall Bresee left the Company in April 1999, and prior to his departure he was not an executive officer. Mr. Bresee was rehired in April 2000, as the Chief Financial Officer.
 (8) Represents estate planning services.
 (9) Represents pension payments.
(10) Mr. McCrabb left the Company effective May 4, 2001.
(11) Mr. Wilt left the Company effective May 31, 2001.

                       Option Grants in Fiscal Year 2001

   The following table sets forth each grant of stock options during the fiscal year ended September 30, 2001 to the Named Executive Officers:

                                              Individual Grants
                              --------------------------------------------------
                                                                                  Potential Realizable
                                           Percent of                               Value at Assumed
                                          Total Option                           Annual Rates of Stock
                              Number of      Shares                              Price Appreciation for
                                Option     Granted to     Exercise                   Option Term(3)
                                Shares    Employees in      Price     Expiration ----------------------
     Name                     Granted(1) Fiscal Year(2) ($ per share)    Date       5%($)      10%($)
     ----                     ---------- -------------- ------------- ----------  --------    --------
Douglas L. Michels...........  150,000        4.13%        $1.5938     04/02/11  $150,345    $381,004
Randall Bresee...............  125,000        3.45          1.5938     04/02/11   125,288     317,504
Steven M. Sabbath............   75,000        2.07          1.5938     04/02/11    75,173     190,502
Geoff Seabrook...............   75,000        2.07          1.5938     04/02/11    75,173     190,502
David McCrabb................        0        0.00             N/A          N/A       N/A         N/A
James Wilt...................        0        0.00             N/A          N/A       N/A         N/A

--------
(1) All options were granted under the 1994 Incentive Stock Option Plan (the "Option Plan"). The option exercise price of all stock options granted under the Option Plan is generally equal to the fair market value of the shares of Common Stock on the day prior to the date of grant. The options have a term of 10 years (5 years in the case of incentive stock options granted to Mr. Michels) and generally vest at the rate 25% of the shares subject to the option per year in which the optionee remains in continuous status as an employee or consultant.
(2) The Company granted options to purchase an aggregate of 3,555,000 shares to employees in fiscal year 2001.
(3) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. The Company's management cautions shareholders and option holders that such increases in values are based on speculative assumptions and should not be the basis for expectations of the future value of their holdings.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option
                                    Values

   The following table provides information on option exercises in fiscal year 2001 by the Named Executive Officers and the value of such officer's unexercised options as of September 30, 2001:


                                                        Number of Unexercised       Value of Unexercised
                                     Shares                 Option Shares        In-the-Money Option Shares
                                    Acquired            On September 30, 2001   On September 30, 2001($) (2)
                                       on     Value   ------------------------- ----------------------------
      Name                          Exercise Realized Exercisable Unexercisable Exercisable(1) Unexercisable
      ----                          -------- -------- ----------- ------------- -------------- -------------
Douglas L. Michels.................    0        $0      636,402      440,625          0              0
Randall Bresee.....................    0         0       92,187      332,813          0              0
Steven M. Sabbath..................    0         0      192,312      141,564          0              0
Geoff Seabrook.....................    0         0      220,937      144,063          0              0
David McCrabb......................    0         0            0            0          0              0
James Wilt.........................    0         0            0            0          0              0

--------
(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the Nasdaq National Market minus the exercise price.

(2) Market value of securities underlying unexercised in-the-money options based on the closing price of the Company's Common Stock on September 28, 2001 (i.e., the last trading day of fiscal year 2001) on the Nasdaq National Market of $.37 per share, minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

   In March 1996, the Board of Directors approved a resolution providing that prior to or after a change in control, as defined in the Option Plan, any outstanding options held by corporate officers that were granted pursuant to the Option Plan that are not at such time exercisable and vested shall become fully exercisable and vested.

   The Company adopted a change in control plan in June 1997 and, accordingly, has entered into change in control agreements with each of the Named Executive Officers. Pursuant to these agreements, each such officer is eligible to receive, in the event that his or her employment is involuntarily terminated within one year following a change in control of the Company, an amount equal to the product of twelve (12) times his or her total monthly compensation including targeted bonuses at 100% attainment, continuation of health benefits available to him or her prior to the involuntary termination of employment for twelve (12) months thereafter and accelerated vesting on all options held. Pursuant to the terms of these agreements, a change in control is as defined in the Company's 1994 Incentive Stock Option Plan.

   Further, upon the close of the transaction with Caldera Systems, Inc., an amendment to these change in control agreements with each of the Named Executive Officers provided that all stock option grants held by such officers prior to August 1, 2000 shall become fully vested and exercisable through January 31, 2002 or the applicable expiration date of each such grant, whichever shall be later. In addition, each such officer received an amount equal to the product of twelve (12) times his or her total monthly compensation including targeted bonuses at 100% attainment.

   There are no other employment contracts between the Company and any of the executive officers named in the Summary Compensation Table above.

Compensation of Directors

   During fiscal year 2001 the Company made payments to the Outside Directors in an aggregate amount of fifty-four thousand dollars ($54,000) for attendance to Board meetings (including committee meetings) during the fiscal year. The following payments were made to each outside director:
Ninian Eadie, thirteen thousand dollars ($13,000); Ronald Lachman, eight thousand, five hundred dollars ($8,500); Robert McClure, twelve thousand, two hundred and fifty dollars ($12,250); R. Duff Thompson, twelve thousand, two hundred and fifty dollars ($12,250); and Gilbert Williamson, seven thousand, seven hundred and fifty dollars ($7,750). Pursuant to a consulting agreement with director Williamson, the Company shall pay one thousand dollars ($1,000) a day, plus reasonable expenses, for consulting services rendered to the Board of Directors and two thousand, five hundred dollars ($2,500) a day for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis. During fiscal year 2001, the Company did not retain
Mr. Williamson for any consulting services and, therefore, no payments were made in fiscal year 2001. The Company has a consulting agreement with director McClure, pursuant to which the Company shall pay one thousand dollars ($1,000) per day, plus reasonable expenses, for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis. In fiscal year 2001, the Company did not retain Mr. McClure for any consulting services and, therefore, no payments were made in fiscal year 2001. Directors are reimbursed for certain expenses in connection with attendance at board and committee meetings.

   Outside Directors (i.e., nonemployee directors) receive compensation for their service on the Board pursuant to the Director Plan. This compensation is in the form of stock options, or in the case of the Annual Grant, which is automatically granted on the first day of each fiscal year, cash for each meeting attended, in lieu of a stock option. All current outside directors elected stock options for fiscal year 2001.

   The Company's Director Plan, which provides for the grant in nonstatutory stock options to nonemployee directors of the Company, was adopted by the Board of Directors in March 1993 and approved by the shareholders in May 1993. The Company has reserved a total of 1,400,000 shares of Common Stock for issuance pursuant to the Director Plan. The Director Plan is currently administered by the Board of Directors. Under the Director Plan, each nonemployee director automatically receives a nonstatutory option to purchase 40,000 shares of the Company's Common Stock on the date upon which such person first becomes a director (the "Initial Grant"). In addition, each nonemployee director who remains in continuous status as a nonemployee director is automatically granted a nonstatutory option (the "Annual Grant") to purchase 10,000 shares of Common Stock on the first day of each fiscal year, 6,000 shares of which are pursuant to the Director Option Plan and 4,000 of which are pursuant to the Incentive Stock Option Plan.

   An Outside Director may elect to receive cash compensation in lieu of an Annual Grant. Each Outside Director who makes such an election shall receive cash compensation per each Board meeting payable at a rate determined by the Board. In addition to the annual election of either cash compensation or stock options grants, each Board member also receives the following payments for meeting attendance: one thousand dollars ($1,000) per regularly scheduled Board meeting attended in person, seven hundred fifty dollars ($750) per special meeting, which may be attended telephonically, and seven hundred fifty dollars ($750) per committee meeting, which may be attended telephonically. Also, in the event that the Director who elected to receive options in lieu of cash is unable to attend a regularly scheduled Board meeting, he shall have deducted from his next Annual Grant two thousand shares (2,000) for any such meeting not attended.

   Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. Such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Initial Grant options granted under the Director Plan vest cumulatively at the rate of one-twentieth (1/20/th/) of the shares subject to the option for every three months after the date of grant. Annual Grant options vest at a rate of one-fourth (1/4/th/) of the shares subject to the option for every three months after the date of grant.

   In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets of like transaction involving the Company immediately prior to occurrence of a change in control, any outstanding option shall become fully exercisable and vested.

   Unless terminated sooner, the Director Plan will terminate in 2003. The Board has authority to amend or terminate the Director Plan provided no such action may affect options already granted and such options shall remain in full force and effect. As of the fiscal year end, options to purchase 354,000 shares of Common Stock at a weighted average exercise price (per share) of approximately $6.857 per share were outstanding and 964,000 shares remained available for future option grants under the Director Plan.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive compensation and to make recommendations to the Board on compensation matters generally. The following is the report of the Compensation Committee describing compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2001. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  General

   The Compensation Committee is a standing committee comprised of three nonemployee directors. After evaluating management's performance, the Compensation Committee recommends compensation and pay levels to the full Board for approval. Employee directors do not vote on their own compensation. Stock option grants to executive officers are approved by the Compensation Committee.

  Overview and Policies for 2001

   The goals of the Compensation Committee are to attract, motivate, reward, and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. The Compensation Committee currently uses salary, bonus, and stock options to meet these goals.

   In fiscal year 2001, the Compensation Committee reviewed the compensation of the Company's key executive officers by evaluating each executive's scope of responsibility, prior experience, and salary history, and also took into account the salaries for similar positions at comparable high technology companies. In reviewing the compensation, the Compensation Committee focused on each executive's prior performance with the Company and expected contribution to the Company's future success.

   The Company provides long-term incentives to executive officers through the Option Plan. The purposes of the Option Plan are to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company. In general, the Option Plan incorporates four-year vesting periods to encourage employees to remain with the Company. The size of each option grant is based on the recipient's position and tenure with the Company, the recipient's past performance, and the size of previous stock option grants, primarily weighted toward the recipient's position. In fiscal year 2001, the Company continued its policy of granting stock options to new employees and granted additional stock options to employees, including executive officers, who had made and were expected to make significant contributions to the Company's development. These stock option grants were based primarily on the scope of the executive officer's responsibilities at the Company and the remuneration to be paid to such officer.

   The compensation for Douglas L. Michels in fiscal year 2001 was approved by the Board of Directors. The Compensation Committee made its recommendation and the Board made its determination of the Chief Executive Officer's compensation after considering the same factors used to determine the compensation of other executive officers.

  Summary

   The Compensation Committee believes that the Company's compensation has been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

                                          Members of the Compensation Committee:

                                          Ronald Lachman Alok Mohan
                                          Gilbert P. Williamson

Report of the Audit Committee of the Board of Directors

   The purpose of the Audit Committee is to monitor the Company's system of internal accounting controls, to make recommendations to the Board of Directors regarding the selection of independent auditors and to provide to the Board of Directors such additional information and materials as the Committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors' attention. The Board of Directors believes that all of the members of our committee are "independent directors" as defined under applicable standard definitions.

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2001 with management, and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche with that firm. The Audit Committee also has considered the non-audit services provided by Deloitte & Touche and determined that the services provided are compatible with maintaining their independence.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including determination of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent" as required by the Nasdaq National Market.

   Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K, as amended.

                                          Respectfully Submitted by:

                                          Members of the Audit Committee of the
                                          Board of Directors

                                          Ninian Eadie
                                          Robert McClure
                                          R. Duff Thompson

Performance Graph

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq National Market Index and the Nasdaq Computer and Data Processing Stocks Index for the period commencing September 30, 1996 and ending on September 28, 2001. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

   The graph assumes that $100 was invested on September 30, 1996 in the Company's Common Stock and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns. The Company operates on a 12 month fiscal year which ended on September 30, 2001.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                    Performance Graph for Tarantella, Inc.

                                    [CHART]

                              TARANTELLA BAR CHART

                                    Legend

Symbol                     CRSP Total Returns Index for:       09/1996 09/1997 09/1998 09/1999 09/2000 09/2001
------                     -----------------------------       ------- ------- ------- ------- ------- -------
   ------- [_]             TARANTELLA, INC.                     100.0    84.0    66.0   180.2    44.3     5.6
   --- --- *               Nasdaq Stock Market (US Companies)   100.0   137.3   139.4   227.8   302.5   123.6
   - - - - (triangle up)   Nasdaq Computer and Data Processing
                           Stocks SIC 7370-7379 US & Foreign    100.0   135.4   175.5   297.9   373.7   134.1

 Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 09/30/1996.

   The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Certain Relationships and Related Transactions

   In April 1999, the Company entered into a consulting agreement with Mr. Mohan, pursuant to which Mr. Mohan became an external consultant to the Company and his status as an employee ceased. The term of the agreement was for one year, commencing April 21, 1999, and was renewable by mutual agreement of both parties with approval by the Compensation Committee. As compensation for Mr. Mohan's consulting services to the Company he received a fee target of one hundred and twenty-six thousand dollars ($126,000) per year, paid as follows: ninety thousand dollars ($90,000) annually as a retainer; and thirty-six thousand dollars ($36,000) annually as a target incentive. Incentive payments were made solely based upon the Company's performance with respect to revenue and earnings paid in accordance with the provisions of the Company's Management Incentive Plan. The consulting agreement expired April 21, 2000, and the Company entered into a new consulting agreement, commencing on April 22, 2000 and continuing through the completion of the acquisition by Caldera Systems, Inc. of the Company's Server and Professional Services business. As compensation for Mr. Mohan's consulting services to the Company he received five thousand dollars ($5,000) per month, with no incentive bonus. With the approval of the Compensation Committee, the Company entered into amendments to Mr. Mohan's consulting agreement pursuant to which, the consulting agreement shall continue through January 2003, upon the same terms and conditions. The consulting agreement continues to be renewable by mutual agreement of both parties with approval by the Compensation Committee. As compensation for Mr. Mohan's consulting services to the Company, he shall receive a fee targeted at one hundred and eighty thousand dollars ($180,000) per year paid as follows: ninety thousand dollars ($90,000) annually as a retainer (paid monthly at seven thousand five hundred dollars ($7,500); and ninety thousand dollars ($90,000) annually (paid quarterly) as a target incentive. Incentive payments are made solely based upon the Company's performance with respect to revenue and earnings, and paid in accordance with the provisions of the Company's Management Incentive Plan. Mr. Mohan received eighty-one thousand dollars ($81,000) for incentive payments during fiscal year 2001. His stock options previously held continue to vest over the term of the agreement and convert to nonstatutory options. He continues to be covered under the Company's medical, dental, and vision plans. In addition, Mr. Mohan will forego any compensation normally accorded to members of the Company's Board of Directors for participation on the Board or for attendance at committee meetings and/or board meetings and will not be entitled to additional stock options granted to board members on an annual basis.

   The Douglas Michels J3D Family Limited Partnership and the Lawrence Michels Family Limited Partnership are partners in Encinal Partnership No. 1 ("EP1"), which leases to the Company certain office premises located in Santa Cruz, California under two leases. The first lease commenced on January 1, 1989 and had a ten-year term, with two options for the Company to renew for five-year periods. The lease has been renewed through June 30, 2005. The lease covers approximately 56,230 square feet of building space at a current cost of approximately $94,587.25 per month, subject to an annual adjustment upward based on the Consumer Price Index. The second lease commenced on July 1, 1991 and had a seven-year term, with two options to renew for five-year periods. The second lease has been renewed through June 30, 2005. The second lease covers approximately 26,055 square feet of building space at a current cost of approximately $31,268 per month, subject to an annual adjustment based on the Consumer Price Index. Effective May 7, 2001 the second lease was assumed by Caldera International, Inc.

   The third partner in EP1 is Wave Crest Development, Inc. ("Wave Crest"). Wave Crest leases to the Company 61,500 square feet of office space in Santa Cruz, California. From time to time, Douglas Michels engages in real estate transactions with Wave Crest and its president. Effective May 7, 2001, the aforementioned Wave Crest leases of 61,500 square feet of office space in Santa Cruz have been transferred to Caldera International, Inc.

   The Company believes that the transactions described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any director or executive officer are subject to approval by a majority of the disinterested members of the Board of Directors.

   The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that all Section 16 filing requirements applicable to its officer, directors and ten percent (10%) shareholders during the fiscal year ended September 30, 2001 were fulfilled.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: January 22, 2002

                                  APPENDIX A

               SUMMARY OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

   The essential features of the Purchase Plan are outlined below.

Purpose

   The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries designated by the Board of Directors who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deduction.

Administration

   The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan. No member of the Board who is eligible to participate in the Purchase Plan may be a member of the committee appointed to administer the Purchase Plan.

Eligibility

   Any person who is a regular employee of the Company (or any of its majority-owned subsidiaries designated by the Board of Directors) and would not own capital stock of the Company and or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary is eligible to participate in the Purchase Plan. As of the Record Date approximately 144 employees were eligible to participate in the Purchase Plan and approximately 34 of such eligible employees were participating.

Offering Dates

   The Purchase Plan is implemented by consecutive six (6) month offering periods. Prior to April 2001, the offering periods commenced February 1 and August 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

   At a Board meeting held April 3 and 4, 2001 the Board approved an extension to the subsequent offering period after the close of the transaction between Caldera Systems, Inc. and The Santa Cruz Operation, Inc. (now named Tarantella, Inc.), effective May 4, 2001 until January 31, 2002; and the offering periods thereafter shall be for a period of approximately six (6) months, commencing on the first trading day on or after February 1 and terminating on the last trading day in the period ending the following July 31 and commencing on the first trading day on or after August 1 and terminating on the last trading day in the period ending the following January 31.

Participation in the Purchase Plan

   Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An employee who becomes ineligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

Purchase Price

   The purchase price per share at which shares are sold under the Purchase Plan is the lower of eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of commencement of the offering period or eighty-five percent (85%) of the fair market value of a share of Common Stock on the applicable exercise date within such offering period. The fair market value of the Common Stock on a given date shall be the closing sale price as reported by the Nasdaq National Market on such date.

Payment of Purchase Price; Payroll Deductions

   The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent (10%) of a participant's eligible compensation, which is defined in the Purchase Plan to include all base pay, overtime pay, bonus and commissions during the offering period, exclusive of all other amounts. A participant may institute decreases in the rate of payroll deductions at any time and such decreases are immediately effective.

   All payroll deductions are credited to the participant's account under the Purchase Plan; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

   At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation which such participant has elected to have withheld during the exercise period by eighty-five percent (85%) of the fair market value of the Common Stock at the beginning of the offering period or on the applicable exercise date, whichever is lower; provided that such number shall not exceed the number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the enrollment date. Notwithstanding the foregoing, no employee of the Company and its majority-owned subsidiaries may make aggregate purchases of stock under the Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986 (the "Code") in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

Withdrawal

   While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant may terminate his or her participation in the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant's withdrawal from the Purchase Plan during an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

Termination of Employment

   Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

   If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the number of shares subject to purchase and to the purchase price per share, subject to any required action by the shareholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board of Directors. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of all outstanding options under the Purchase Plan or to cancel the options and refund all sums collected. The Board of Directors may also make provisions for adjusting the number of shares subject to the Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, rights offerings or other increases or reductions of shares of the Company's outstanding Common Stock.

Certain United States Federal Income Tax Information

   The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the offering applicable period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

   The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Stock Price

   The closing price of a share of the Common Stock on the Nasdaq National Market on the Record Date was $0.58.

Participation in the Purchase Plan

   The Company cannot now determine the number of shares to be purchased in the future by the Named Executive Officers, all current executive officers as a group, or all other employees (including current officers who are not executive officers) as a group. In fiscal year 2001, however, the following shares of Common Stock were purchased by such persons pursuant to the Purchase Plan.

                                               Number    Dollar
                    Name or group             of Shares Value(1)
                    -------------             --------- --------
               All Directors.................        0        0
               All Named Executive Officers..        0        0
               All current executive officers        0        0
               All other employees...........  670,591  206,006

--------
(1) Market value of shares on the date of purchase, minus the purchase price under the Purchase Plan.

Tarantella, the Tarantella logo, and The Santa Cruz Operation, Inc., are trademarks or registered trademarks of Tarantella, Inc. in the USA and other countries.

(C)2002 Tarantella, Inc. All Rights Reserved.





                               [LOGO] Recycle Logo
                                                                 SKU#1187-PS-02

                                  DETACH HERE

                                     PROXY

                                TARANTELLA, INC.


                       2002 ANNUAL MEETING OF SHAREHOLDERS
                                February 21, 2002

           This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of Tarantella, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 21, 2002, and hereby appoints Douglas L. Michels and Steven M. Sabbath, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Tarantella, Inc. to be held in February 21, 2002 at 3:00 p.m., local time, at the Company's headquarters, located at 425 Encinal Street, Santa Cruz, Ca 95060, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

-----------                                                        -------------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSEE
    SIDE                                                               SIDE
-----------                                                        -------------

TARANTELLA, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------
Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.
--------------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website
     http://www.eproxyvote.com/ttla

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.
--------------------------------------------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/ttla anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


    1. To elect directors to serve until the next
       Annual Meeting of Shareholders and until their successors are elected.
       Nominees: (01) Ninian Eadie, (02) Ronald
       Lachman, (03) Robert M. McClure, (04) Douglas
       L. Michels, (05) Alok Mohan, (06) R. Duff
       Thompson and (07) Gilbert P. Williamson

           FOR                         WITHHELD
           ALL     [_]            [_]  FROM ALL
         NOMINEES                      NOMINEES


         [_] _______________________________________
             For all Nominees except as noted above

    2. To approve an amendment to the Company's 1993
       Employee Stock Purchase Plan (the "Purchase
       Plan") to increase the number of shares
       reserved for issuance under the Purchase Plan by 250,000 shares.

                FOR    AGAINST    ABSTAIN
                [_]      [_]        [_]

    3. To ratify the appointment of Deloitte
       & Touche LLP as independent public
       accountants of the Company for the fiscal year ending September 30, 2002.

                FOR    AGAINST    ABSTAIN
                [_]      [_]        [_]

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.


                 MARK HERE                             MARK HERE
                IF YOU PLAN   [_]                     FOR ADDRESS  [_]
                 TO ATTEND                             CHANGE AND
                THE MEETING                           NOTE AT LEFT



Signature:_________________________________________________  Date:_____________

Signature:________________________________________________   Date:_____________